Exhibit 99.1
FINAL
For additional information, contact:

Denise Franklin	Mary McEvoy
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 752-7907	+1 (408) 962-7110
dfranklin@sonicwall.com	mmcevoy@sonicwall.com
SONICWALL REPORTS SECOND QUARTER FISCAL YEAR 2006 FINANCIAL RESULTS
Company marks record quarter in total revenue and deferred revenue; posts 15th consecutive quarter of license and services growth; generates $6.8 million in cash flow from operations
Sunnyvale, Calif. — July 26, 2006 — SonicWALL, Inc. (Nasdaq: SNWL), today reported record performance in the quarter ended June 30, 2006, with revenue of $43.8 million and deferred revenue of $57.4 million. Revenue in the quarter increased 32% compared to revenue of $33.1 million in the second quarter of 2005 and 10% compared to $39.8 million in the first quarter of 2006. Cash flow from operations was $6.8 million.
During the second quarter of 2006, the Company repurchased and retired approximately 250,000 shares of SonicWALL common stock at an average price of $8.33 per share for an aggregate purchase price of approximately $2.1 million. The remaining authorized amount for stock repurchases under this program is $41.3 million.
Net loss for the second quarter of 2006 calculated in accordance with U.S. generally accepted accounting principles (GAAP), inclusive of stock-based compensation expense as required by Statement of Financial Accounting Standards No. 123R (FAS 123R), was $(3.4) million, or $(0.05) per diluted share, as compared to GAAP net earnings for the second quarter of 2005 of $1.2 million, or $0.02 per diluted share. GAAP net income for the second quarter of 2005 did not include stock-based compensation expenses as now required by FAS 123R.
For purposes of comparison, net income excluding stock-based compensation for the second quarter of 2006 was $281,000 or $0.00 per diluted share, compared to net income excluding stock-based compensation of $1.2 million or $0.02 per diluted share for the second quarter of 2005. The reconciliation between net loss or net income excluding stock-based compensation and GAAP net income or loss is provided in a table following the unaudited financial statements attached to this press release.
Non-GAAP net earnings for the second quarter of 2006 were $2.6 million or $0.04 per diluted share as compared to non-GAAP net earnings for the second quarter of 2005 of $3.1 million, or $0.05 per diluted share. Non-GAAP net earnings exclude amortization of purchased intangible assets, restructuring charges, and stock-based compensation expense primarily associated with the expensing of stock options in accordance with FAS 123R. An explanation of our use of non-GAAP measures is included in the section in this press release entitled “Use of Non-GAAP Financial Measures.” The reconciliation between GAAP and non-GAAP results is provided in a table following the unaudited financial statements attached to this press release.
“We are very pleased with results for the second quarter of 2006, which include record revenue, a balanced mix of product versus license and subscriptions sales, and continued strength in our deferred revenue, license and services revenue and operating cash flow,” said Matthew Medeiros, president and chief executive officer at SonicWALL. “The first two quarters of 2006 marked a significant milestone in our transformation from a network security hardware company into a diversified provider of unified threat management, secure content management, and data recovery solutions for small and medium-size business customers. We experienced healthy adoption rates for the new technologies from the businesses we acquired, and we believe that we are on the right track with our strategy, business model and expanded product portfolio.”
Guidance for Q3 2006
SonicWALL expects revenue to be in the range of $43.8 million to $44.8 million and expects non-GAAP gross margin to be in the range of 70.5% to 71.5% in the third quarter of 2006.
SonicWALL believes that revenue from products derived from recent acquisitions will contribute toward the upper end of its previous guidance of between $10 million and $15 million for Fiscal Year 2006. SonicWALL expects revenue from these products to be in the range of $4 million to $5 million in the third quarter. Sales of continuous data protection and email security solutions contributed approximately $4.9 million in revenue during the first six months of Fiscal Year 2006.
SonicWALL expects total earnings per share to be in the range of $0.05 to $0.06 per diluted share on a non-GAAP basis. On a GAAP basis, inclusive of a total of approximately $6.4 million, net of taxes, in combined amortization of purchased intangibles and stock-based compensation expense in accordance with FAS 123R, the Company expects loss per share to be in the range of $(0.04) to ($0.05). Stock-based compensation expense primarily associated with the expensing of stock options in accordance with FAS 123R is estimated to be approximately $3.4 million or $(0.05) per share for the third quarter of 2006.
This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.
Conference Call
A conference call to discuss second quarter 2006 results will take place today 5:30 a.m. PST (8:30 a.m. EST). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 8:30 a.m. PST (11:30 a.m. EST) today at the Company’s website or by telephone through Aug. 2, 2006 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The conference call ID number is #2902005.
About SonicWALL, Inc.
Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.
Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.
Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding our expected revenue for the third quarter of 2006, our expected non-GAAP gross margins for the third quarter of 2006, and the GAAP and non-GAAP earnings per share for the third quarter of 2006, projections regarding revenue from products derived from recent acquisitions, estimates of stock-based compensation expense for the third quarter 2006 associated with the expensing of stock options in accordance with FAS123R, and the market acceptance of our strategy, business model and expanded product portfolio. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2005 and our quarterly reports on Form 10-Q for subsequent periods. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.
NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenue:
Product	$22,709	$19,032	$43,793	$37,640
License and service	21,105	14,054	39,844	27,251

Total revenue	43,814	33,086	83,637	64,891
Cost of revenue:
Product	9,571	6,879	18,467	13,333
License and service	3,314	1,932	5,802	3,903
Amortization of purchased technology	1,558	1,136	2,923	2,272

Total cost of revenue	14,443	9,947	27,192	19,508

Gross profit	29,371	23,139	56,445	45,383

Operating expenses:
Research and development	8,758	5,647	17,228	11,028
Sales and marketing	18,858	12,946	36,685	25,117
General and administrative	4,976	3,997	9,650	7,547
Amortization of purchased intangible assets	734	703	1,535	1,406
Restructuring charges	17	—	1,409	—
In-process research and development	—	—	1,580	—

Total operating expenses	33,343	23,293	68,087	45,098

(Loss) income from operations	(3,972)	(154)	(11,642)	285

Interest income and other expense, net	2,143	1,564	4,310	2,920

(Loss) income before income taxes	(1,829)	1,410	(7,332)	3,205
Provision for income taxes	(1,543)	(171)	(1,621)	(292)

Net (loss) income	$(3,372)	$1,239	$(8,953)	$2,913

Net (loss) income per share:
Basic	$(0.05)	$0.02	$(0.14)	$0.05

Diluted	$(0.05)	$0.02	$(0.14)	$0.04

Shares used in computing (net loss) net income per share:
Basic	64,479	63,995	64,647	64,656
Diluted	64,479	65,595	64,647	66,560

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Technology,
Amortization of Purchased Intangibles,
Restructuring Charges, Stock-Based Compensation,
and In-Process Research and Development
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenue:
Product	$22,709	$19,032	$43,793	$37,640
License and service	21,105	14,054	39,844	27,251

Total revenue	43,814	33,086	83,637	64,891
Cost of revenue:
Product	9,454	6,879	18,276	13,333
License and service	3,274	1,932	5,741	3,903

Total cost of revenue	12,728	8,811	24,017	17,236

Gross profit	31,086	24,275	59,620	47,655

Operating expenses:
Research and development	7,508	5,637	15,054	11,093
Sales and marketing	17,646	12,946	34,404	25,117
General and administrative	3,942	3,997	7,841	7,547

Total operating expenses	29,096	22,580	57,299	43,757

Income from operations	1,990	1,695	2,321	3,898

Interest income and other expense, net	2,143	1,564	4,310	2,920

Income before income taxes	4,133	3,259	6,631	6,818
Provision for income taxes	(1,529)	(171)	(2,453)	(292)

Non-GAAP net income	$2,604	$3,088	$4,178	$6,526

Non-GAAP net income per share:
Basic	$0.04	$0.05	$0.06	$0.10

Diluted	$0.04	$0.05	$0.06	$0.10

Shares used in computing net income per share:
Basic	64,479	63,995	64,647	64,656
Diluted	66,833	65,595	67,142	66,560

SonicWALL, Inc.
NET INCOME (LOSS), EXCLUDING STOCK-BASED COMPENSATION EXPENSE
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net (loss) income	$(3,372)	$1,239	$(8,953)	$2,913

Stock-based compensation expense, net of related tax effect	3,653	10	6,516	(65)

Net (loss) income, excluding stock-based compensation expense, net of tax	$281	$1,249	$(2,437)	$2,848

Diluted net (loss) income per share	$(0.05)	$0.02	$(0.14)	$0.04

Diluted net (loss) income per share, excluding stock-based compensation expense	$0.00	$0.02	$(0.04)	$0.04

     In the quarter ended June 30, 2006, total stock-based compensation expense of $3,653 was allocated as follows: $157 to cost of revenue ($117 to product cost of revenue and $40 to license and service cost of revenue), $1,250 to research and development, $1,212 to sales and marketing and $1,034 to general and administrative.
     In the six months ended June 30, 2006, total stock-based compensation expense of $6,516 was allocated as follows: $252 to cost of revenue ($191 to product cost of revenue and $61 to license and service cost of revenue), $2,174 to research and development, $2,281 to sales and marketing and $1,809 to general and administrative.
SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Non GAAP net income	$2,604	$3,088	$4,178	$6,526

Stock-based compensation expense	(3,653)	(10)	(6,516)	65
Amortization of purchased intangible assets	(2,292)	(1,839)	(4,458)	(3,678)
Restructuring charges	(17)	—	(1,409)	—
In-process research and development	—	—	(1,580)	—
Tax effect of adjustments	(14)	—	832	—

Net effect of pro forma adjustments	(5,976)	(1,849)	(13,131)	(3,613)

Net (loss) income	$(3,372)	$1,239	$(8,953)	$2,913

Diluted Non-GAAP net income per share	$0.04	$0.05	$0.06	$0.10

Diluted net (loss) income per share	$(0.05)	$0.02	$(0.14)	$0.04

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2006	2005
	(Unaudited)
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$51,730	$42,593
Short-term investments	165,650	197,849
Accounts receivable, net	18,544	13,113
Inventories	4,912	3,707
Prepaid expenses and other current assets	12,944	7,331

Total current assets	253,780	264,593

Property and equipment, net	3,806	2,595
Goodwill, purchased intangibles and other assets, net	148,105	120,495

	$405,691	$387,683

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,233	$7,445
Accrued payroll and related benefits	11,131	9,054
Accrued Restructuring	854	(7)
Other accrued liabilities	11,638	6,284
Deferred revenue	55,670	44,642
Income taxes payable	1,214	95

Total current liabilities	90,740	67,513

Deferred revenue	1,733	—

Total liabilities	92,473	67,513

Stockholders’ Equity	313,218	320,170

	$405,691	$387,683

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Cash flows from operating activities:
Net cash provided by operating activities	$6,751	10,266	$17,058	8,850

Cash flows from investing activities:
Purchase of property and equipment	(778)	(142)	(1,922)	(319)
Cash paid for acquisitions, net of cash acquired	(38)	—	(34,181)	—
Maturity and sale of short-term investments, net of purchases	8,660	(6,695)	31,716	31,051

Net cash (used in) provided by investing activities	7,844	(6,837)	(4,387)	30,732

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	4,246	442	5,583	1,647
Repurchase of common stock	(2,081)	(290)	(9,117)	(30,218)

Net cash (used in) provided by financing activities	2,165	152	(3,534)	(28,571)

Net increase in cash and cash equivalents	16,760	3,581	9,137	11,011
Cash and cash equivalents at beginning of period	34,970	30,876	42,593	23,446

Cash and cash equivalents at end of period	$51,730	$34,457	$51,730	$34,457